Exhibit 4.1







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                                 LINE OF CREDIT
                                    AGREEMENT

                           DATED AS OF AUGUST 28, 1997

                                  BY AND AMONG


                      CORNERSTONE REALTY INCOME TRUST, INC.

                                  AS BORROWER,


                                       AND

                            FIRST UNION NATIONAL BANK
                            AS AGENT FOR THE LENDERS





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                                TABLE OF CONTENTS


ARTICLE I                DEFINITIONS.........................................  1
         SECTION 1.1     Definitions.........................................  1
         SECTION 1.2     Miscellaneous.......................................  3

ARTICLE II                     CREDIT FACILITY...............................  3
         SECTION 2.1     Loans...............................................  3
         SECTION 2.2     Interest............................................  3
         SECTION 2.3     Requests for Advances...............................  3
         SECTION 2.4     Payment of Principal................................  4
         SECTION 2.5     Notes...............................................  4
         SECTION 2.6     Use of Proceeds.....................................  4
         SECTION 2.7     Default Rate........................................  4
         SECTION 2.8     Maximum Rate........................................  4
         SECTION 2.9     Date for Payments...................................  4
         SECTION 2.10    Changed Circumstances...............................  5
         SECTION 2.11    Indemnity as to Eurodollar Loans....................  6
         SECTION 2.12    Capital Adequacy....................................  7
         SECTION 2.13    Taxes...............................................  7

ARTICLE III                    CLOSING; CONDITIONS OF CLOSING................  9
         SECTION 3.1.    Closing.............................................  9
         SECTION 3.2.    Conditions to Closing and Initial Loans.............  9
         SECTION 3.3.    Conditions to All Loans.............................  9

ARTICLE IV                     REPRESENTATIONS AND WARRANTIES OF THE
                               BORROWER...................................... 10
         SECTION 4.1.    Representations and Warranties...................... 10
         SECTION 4.2.    Survival of Representations and Warranties, Etc..... 10

ARTICLE V                FINANCIAL INFORMATION AND NOTICES................... 10

ARTICLE VI                     COVENANTS..................................... 11

ARTICLE VII              DEFAULT AND REMEDIES................................ 11
         SECTION 7.1     Events of Default................................... 11
         SECTION 7.2     Remedies............................................ 11

ARTICLE VIII             MISCELLANEOUS....................................... 12
         SECTION 8.1     Notices............................................. 12
         SECTION 8.2     Expenses; Indemnity................................. 12



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         SECTION 8.3     Set-off............................................. 12
         SECTION 8.4     Governing Law....................................... 13
         SECTION 8.5     Arbitration......................................... 13
         SECTION 8.5     Successors and Assigns.  ........................... 14
         SECTION 8.6     Performance of Duties............................... 14
         SECTION 8.7     All Powers Coupled with Interest.................... 14
         SECTION 8.8     Survival of Indemnities............................. 14
         SECTION 8.9     Titles and Captions................................. 14
         SECTION 8.10    Severability of Provisions.......................... 14
         SECTION 8.11    Counterparts........................................ 14
         SECTION 8.12    Term of Agreement................................... 15




EXHIBITS

Exhibit A - Form of Note
Exhibit B - Credit Agreement



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         LINE OF CREDIT AGREEMENT,  dated as of the 28th day of August, 1997, by and among CORNERSTONE REALTY INCOME TRUST, INC., a corporation organized under the laws of Virginia ("Cornerstone" or the "Borrower"), and FIRST UNION NATIONAL BANK (formerly known as First Union National Bank of Virginia, "First Union" or the "Agent"), as Agent for the Lenders.

                              STATEMENT OF PURPOSE
                              --------------------

         The Borrower has requested, and the Lenders have agreed to extend, certain Loans to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.1 Definitions. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. In addition, the following terms when used in this Agreement shall have the meanings assigned to them below:

         "Agreement" means this Line of Credit Agreement, as amended, restated, or otherwise modified.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder. On the Closing Date, the Aggregate Commitment shall be Thirty Million Dollars ($30,000,000).

         "Borrower" means Cornerstone Realty Income Trust, Inc., in its capacity as borrower hereunder.

         "Closing Date" means the date of this Agreement.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.



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         "Credit  Agreement" means the Credit Agreement dated as of February 14,
1997, by and among Cornerstone Realty Income Trust, Inc., as Borrower, the lenders referred to therein, and First Union National Bank (formerly known as First Union National Bank of Virginia), as Agent for the lenders.

         "Credit  Facility"  means the credit facility  established  pursuant to
Article II hereof.

         "Default" means any of the events specified in Section 7.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Event of Default" means any of the events specified in Section 7.1; provided, that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Interest Payment Date" means the first Business Day following the last day of each applicable Interest Period and on the Termination Date.

         "Interest Period" means, as to any loan, a period of one month's duration, commencing, in each case, on the first day of each calendar month and ending on the last day of such month; provided, however, (a) no Interest Period shall extend beyond the Termination Date, and (b) when a loan is funded on a day which is not the first day of a calendar month the Interest Period for purposes for calculation of accrued interest shall begin on the date of funding, but for purposes of calculation of the London Interbank Offered Rate for such Interest Period shall be the first day of such calendar month.

         "Loan" means any loan made to the Borrower pursuant to Section 2.1, and all such Loans collectively as the context requires.

         "Loan Documents" means, collectively, this Agreement, the Notes, and each other document, instrument and agreement executed and delivered by the Borrower in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified from time to time.

         "Notes" means each separate Note made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and
(b) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or





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unliquidated,  and whether or not evidenced by any note,  and whether or not for the payment of money, but only to the extent owing under or in respect of this Agreement, the Notes or any of the other Loan Documents.

         "Termination Date" means November 12, 1997.

         SECTION 1.2 Miscellaneous.

         (a) General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) Credit Agreement. The terms and conditions of the Credit Agreement, a copy of which is attached hereto as Exhibit B, are hereby incorporated herein by this reference to the extent not in conflict with the terms hereof, as if fully set forth herein and such terms and conditions shall continue irrespective of any termination thereof.

                                   ARTICLE II

                                 CREDIT FACILITY
                                 ---------------

         SECTION 2.1 Loans. Subject to the terms and conditions of this Agreement, the Lenders agree to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment.

         SECTION 2.2 Interest. Subject to Section 2.7, the Loans shall bear interest on the unpaid principal balance outstanding from time to time at the LIBOR Rate plus 1.60%. Interest shall be payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day. Interest shall be paid pursuant to the terms of Section 3.2 of the Credit Agreement and shall be calculated on the basis of a year of 360 days and actual days elapsed.

         SECTION 2.3 Requests for Advances; Disbursements. Loans shall be requested and advanced pursuant to the terms and conditions of the Credit Agreement. Each Loan will



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be advanced in the minimum  principal  amount of $500,000 or a whole multiple of
$25,000 in excess thereof or the remaining amount of the Aggregate Commitment, if less.

         SECTION 2.4 Payment of Principal. Principal shall be paid in the manner provided in Sections 3.2 and 3.3 of the Credit Agreement (except that the reference in Section 3.2 of the Credit Agreement to "Richmond, Virginia" shall be deemed to refer to "Charlotte, North Carolina") without setoff, deduction or counterclaim; provided, that all such amounts paid shall be applied first to late charges outstanding under this Agreement, second to any fees due hereunder, third to interest outstanding hereunder, fourth to the principal outstanding under the Loans as determined by the Agent, and finally, to sums due under the Credit Agreement pursuant to the terms and conditions of the Credit Agreement. Unless sooner paid pursuant to the provisions hereof or the provisions of the Credit Agreement, the principal of the Loans shall be paid in full together with accrued interest thereon on the Termination Date.

         SECTION 2.5 Notes. The Lenders' Loans and the obligation of the Borrower to repay such Loans shall be evidenced by separate Notes executed by the Borrower payable to the order of each Lender representing the Borrower's obligation to pay the Commitment or, if less, the aggregate unpaid principal amount of all Loans made by each Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 2.2.

         SECTION 2.6 Use of Proceeds. The Borrower shall use the proceeds of the Loans for the acquisition of new Projects.

         SECTION 2.7 Default Rate. Upon the occurrence and during the continuance of an Event of Default, all outstanding Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         SECTION 2.8 Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any Requirement of Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Requirement of Law and the Lenders shall promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay nor contract to pay, and that the Lenders not receive nor contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Requirement of Law.





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         SECTION  2.9 Date for  Payments.  Except as  provided in Section 2.2 of this Agreement with respect to interest, whenever any payment hereunder, including, without limitation, payment of principal or interest, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day and interest shall continue to accrue on any principal amount for which the payment date is so extended.

                                   ARTICLE III

                         CLOSING; CONDITIONS OF CLOSING

         SECTION 3.1. Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Charlotte, North Carolina at 10:00 a.m. on August 28, 1997, or on such other date as the parties hereto shall mutually agree.

         SECTION 3.2. Conditions to Closing and Initial Loans. The obligation of the Lenders to close this Agreement and to extend the initial Loan is subject to the satisfaction of each of the conditions set forth in Sections 4.1(b), (d),
(g), (h), (i) and (j) and 4.2 of the Credit Agreement.

         SECTION 3.3. Conditions to All Loans. The obligations of the Lender to extend any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

                  (a) Continuation of Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct in all material respects on and as of such borrowing date with the same effect as if made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

                  (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 4.1. Representations and Warranties. To induce the Lender to enter into this Agreement and to extend the Loans, the Borrower hereby represents and warrants to the Lender that each and every representation and warranty of the Borrower set forth in Section 5 of the Credit Agreement is true, correct and complete in all material respects.






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         SECTION  4.2.  Survival of  Representations  and  Warranties,  Etc. All
representations   and   warranties   set  forth  in  this  Article  IV  and  all
representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Agent or any Lender or any borrowing hereunder.

                                    ARTICLE V

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Loans have been finally and indefeasibly paid and satisfied in full and the Commitment terminated, the Borrower will furnish or cause to be furnished to the Agent and the Lenders each and every financial statement, certificate or other document or instrument required to be delivered to the Lenders pursuant to Section 6.1 of the Credit Agreement. The Borrower shall deliver to the Agent hereunder all such financial statements, certificates and other documents or instruments which are required to be delivered to the Agent under the Credit Agreement.

                                   ARTICLE VI

                                    COVENANTS

         Until all of the Loans have been finally and indefeasibly paid and satisfied in full and the Commitment terminated, the Borrower will, and will cause each of its Subsidiaries to comply with each and every covenant and agreement set forth in Sections 6 and 7 of the Credit Agreement.

                                   ARTICLE VII

                              DEFAULT AND REMEDIES

         SECTION 7.1 Events of Default.  Each of the events specified in Section
8.1 of the Credit Agreement shall constitute an Event of Default, and each of the following shall also constitute an Event of Default:

                  (a) Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of any Loan or the Notes when and as due (whether at maturity, by reason of acceleration or otherwise) and such default shall continue unremedied for five (5) Business Days.

                  (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on





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any Loan or the Notes or the payment of any other  Obligation,  and such default shall continue unremedied for five (5) Business Days.

                  (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                  (d) Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 7.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Agent.

                  (e) Cross-Default to Credit Agreement. An Event of Default shall have occurred under the Credit Agreement.

         SECTION 7.2 Remedies. The Agent and Lenders hereunder shall continue to have available to them the remedies specified in Section 8.2 of the Credit Agreement and may exercise such remedies in accordance with the terms and conditions of Section 8.2 of the Credit Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1   Notices.

                  Except as otherwise provided in this Agreement, all notices and communications hereunder shall be made in accordance with the terms and conditions of Section 10.1 of the Credit Agreement.

         SECTION 8.2 Expenses; Indemnity. The Borrower will (a) pay all reasonable out-of-pocket expenses of the Agent actually incurred in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket due diligence expenses and reasonable fees and disbursements of counsel for the Agent, (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agent relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Agent and (iii) the enforcement of any rights and remedies of the Agent hereunder and under the Loan Documents, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of





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any right or remedy of the Agent  hereunder or under any other Loan  Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and
(b)  defend,   indemnify  and  hold   harmless  the  Agent,   and  its  parents,
Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Loans, including without limitation reasonable attorneys' and consultants' fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 8.3 Set-off. In addition to any rights now or hereafter granted under Requirement of Law and not by way of limitation of any such rights, upon and during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the obligations irrespective of whether or not (a) the Lender shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Lender shall have declared any or all of the Obligations to be due and payable as permitted by
Section 7.2 and although such Obligations shall be contingent or unmatured. If the Lender shall exercise any of the rights referred to in this Section, the Lender shall promptly notify the Borrower; provided, that the failure to give such notice shall not result in any liability to the Lender or in any way affect the validity of the exercise of such right.

         SECTION 8.4 Governing Law. This Agreement, the Note and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

         SECTION 8.5 Arbitration.

         (a) General. Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based upon or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the





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Special Rules shall control.  Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

         (b) Special Rules. The arbitration shall be conducted in the city of the Borrower's domicile at time of this Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety
(90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

         (c) Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; (ii) be a waiver by the Lenders of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (iii) limit the right of the Lenders to (A) o exercise self help remedies such as (but not limited to) setoff, (B) foreclose against any real or personal property collateral, or (C) obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Lenders may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At the Lenders' option, any foreclosure available under this Agreement or the other Credit Documents may be accomplished by the exercise of a power of sale or a judicial sale under the Credit Documents or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         SECTION 8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, all future holders of any of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         SECTION 8.6 Performance of Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 8.7 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Commitment has not been terminated.

         SECTION 8.8 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Lender is entitled under the provisions of this Article VIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

         SECTION 8.9 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 8.10 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 8.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 8.12 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]                     CORNERSTONE REALTY INCOME
                                     TRUST, INC.


                                     By: /s/ Glade M. Knight
                                        ----------------------------------------
                                     Name: Glade M. Knight
                                          --------------------------------------
                                     Title:Chief Executive Officer and President
                                           -------------------------------------



                                     FIRST UNION NATIONAL BANK,
                                     as Agent and Lender


                                     By: /s/ Christoper C. Finlay
                                        ----------------------------------------
                                     Name: Christopher C. Finlay
                                          --------------------------------------
                                     Title: Assistant Vice President
                                           -------------------------------------

                                   SCHEDULE 1
                             LENDERS AND COMMITMENTS


LENDER
PERCENTAGE                                COMMITMENT                 COMMITMENT
----------                                ----------                 ----------


First Union National Bank                 $30,000,000                100%
One First Union Center
301 South College Street
Charlotte, North Carolina 28288
Attention:
Telephone:
Telecopy:

                                    EXHIBIT A

                                      NOTE


$_______________                                               ________ __, 1997

         FOR VALUE RECEIVED, the undersigned, CORNERSTONE REALTY INCOME TRUST, INC., a corporation organized under the laws of Virginia (the "Borrower") hereby promises to pay to the order of ________________________________ (the "Lender"), at the times, at the place and in the manner provided in the Line of Credit Agreement hereinafter referred to, the principal sum of up to __________________________________ Dollars ($____________), or, if less, the aggregate unpaid principal amount of all Loans disbursed by the Lender under the Line of Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article II of the Line of Credit Agreement.

         This Note is a Note referred to in, and is entitled to the benefits of, the Line of Credit Agreement dated as of _____________ __, 1997 (as amended, restated or otherwise modified, the "Line of Credit Agreement") between Borrower, the lenders party thereto and First Union National Bank as Agent for the Lenders. The Line of Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

         The Borrower agrees to pay on demand all actual costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.



[CORPORATE SEAL]                           CORNERSTONE REALTY INCOME TRUST, INC.

                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________

                                    Exhibit B

                                Credit Agreement

                                CREDIT AGREEMENT

                                      AMONG

                     CORNERSTONE REALTY INCOME TRUST, INC.,

                                   AS BORROWER

                                       AND

                          THE LENDERS IDENTIFIED HEREIN

                                       AND

                      FIRST UNION NATIONAL BANK OF VIRGINIA

                                    AS AGENT


                          DATED AS OF FEBRUARY 14, 1997

                                CREDIT AGREEMENT



THIS CREDIT AGREEMENT, dated as of February 14, 1997 (this "Credit" Agreement"), is entered into by and among CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation (the "Borrower"), the LENDERS (as defined herein), FIRST UNION NATIONAL BANK OF VIRGINIA, as Agent for the Lenders.


RECITALS

WHEREAS, the Borrower has requested that the Lenders provide a $100 million credit facility for the purposes hereinafter set forth, and

WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1

DEFINITIONS AND ACCOUNTING TERMS

1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

"Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

"Adjusted NOI" means, with respect to the applicable time period the amount equal to (a) the sum of all revenues and income received by the Borrower with respect to the relevant Property or Properties minus (b) the sum of all reasonable and customary expenses incurred by the Borrower in the operation of such Property or Properties, including, but not limited to, utility expenses, property taxes, insurance premiums, management fees and Capital Expenditures (but excluding interest depreciation, amortization and income taxes).

"Affiliate" means a Person: (a) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control of, the Borrower; or (b) which beneficially owns or holds five percent (5 %) or more of any class of the voting stock of the

Borrower; or (c) of which five percent (5%) or more of the voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) is beneficially owned or held by the Borrower.

"Agency Services Address" means First Union National Bank of Virginia, 901 East Cary Street, Richmond Virginia 23219, Attention: Chris B. Troutman, Vice President or such other address as may be identified by written notice from the Agent to the Borrower.

"Agent" means First Union National Bank of Virginia (or any successor thereto) or any successor Agent appointed pursuant to Section 9.9.

"Applicable Percentage" means one and 60/100 percent (1.60%).

"Authorized Officer" means the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Secretary or Chairman of the Board of the Borrower.

"Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

"Borrower" means Cornerstone Realty Income Trust, Inc., a Virginia corporation.

"Business Day" means any day other than a Saturday or Sunday or a legal holiday in Richmond, Virginia, or a day on which banking institutions are authorized by law or other governmental action to close; provided; however, if the applicable day relates to the determination of the Eurodollar Rate, such day must also be a day upon which banks are open for the transaction of business in London, England and dealings in U.S. dollar deposits are carried on in the London interbank market.

"Capital Expenditures" means all expenditures required for the leasing of space within Properties owned and previously leased by the Borrower, including upfit expenses and leasing commissions, together with expenses for renovation or improvement of existing properties that are classified as capital expenditures under GAAP. Leasing and tenant improvements expenditures with respect to space not previously leased shall not be included in any calculation of Capital Expenditures, but must be reported to the Agent on a quarterly basis as set forth in Section 6.11.

"Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of the Borrower.

"Cash Available for Distribution" means all Funds from Operations (as defined as of the Closing Date by the Board of Governors of the National Association of Real Estate Investment Trusts).

"Cash  Management  Note"  shall have the  meaning  provided  therefor in Section
7.1(c).

"Closing Date" means the date hereof.

"Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

"Commitments" means the commitment of each Lender with respect to the Revolving Committed Amount.

"Credit Documents" means this Credit Agreement, the Notes and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

"Borrower Obligations" means all of the obligations of the Borrower to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents to which the Borrower or any Guarantor is a party.

"Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

"Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan required pursuant to the terms of this Credit Agreement, (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

"Dollars" and "$" means dollars in lawful currency of the United States of America.

"EBITDA" means, for any period, with respect to the Borrower on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or non-cash losses outside of the ordinary course of business) plus (b) an amount which, in the determination of Net Income for such period, has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes of the Borrower for such period and (iii) all depreciation and amortization of the Borrower for such period, all as determined in accordance with GAAP.

"Effective Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made.

"Eligible Assignee" means (a) any Lender or Affiliate or subsidiary of a Lender and (b) any other commercial bank, financial institutions institutional lender or its "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with total assets of at least $10 billion and with a rating on their long term unsecured debt of at least BBB with S&P or its equivalent and with an office in the United States.

"Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

"Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

"Equity Issuance" means any issuance by Borrower to any Person of (a) shares of its capital stock or other equity interests (including, without limitation, participation units), (b) any shares of its capital stock or other equity interests (including without limitation, participation units) pursuant to the exercise of options or warrants, or (c) any shares of its capital stock or other equity interests (including, without limitation, participation units) pursuant to the conversion of any debt securities to equity.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

"ERISA Affiliate" means an entity, whether or not incorporated, (a) which is under common control with Borrower within the meaning of Section 4001(a)(14) of ERISA, or (b) is a member of a group which includes Borrower, or any of its Subsidiaries and which is treated as a single employer under Sections 414(b),
(c), (m), or (o) of the Code.

"Eurodollar Rate" means, for any applicable Interest Period, a per annum interest rate determined pursuant to the following formula:

Eurodollar Rate =                  London Interbank Offered Rate divided by
                                      1 - Eurodollar Reserve Percentage

"Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

"Event of Default" means any of the events or circumstances described in Section 8.1.

"Existing First Union Letter of Credit" shall have the meaning provided therefor in Section 7.1(d).

"Existing Loan Agreement" has the meaning set forth in Section 4.1 (k).

"Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender).

"Federal Funds Rates" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighed average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is s published on such next preceding Business Day, the Federal Funds Rates for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

"GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

"Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.


"Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

"Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or intended to guarantee the Indebtedness of any other Person in any manner, whether direct or indirect, (g) the principal portion of all obligations of such Person under
(i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

"Interest Expense" means, for any period, with respect to the Borrower, on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP.

"Interest Payment Date" means the first Business Day following the last day of each applicable Interest Period and on the Revolving Loan Maturity Date.

"Interest Period" means, as to any Loan, a period of one month's duration, commencing, in each case, on the first day of each calendar month and ending on the last day of such month; provided, however, (a) no Interest Period shall extend beyond the Revolving Loan Maturity Date and (b) when a loan is funded on a day which is not the first day of a calendar month the Interest Period for purposes of calculation of accrued interest shall begin on the date of funding, but for purposes of calculation of the London Interbank Offered Rate for such Interest Period shall be the first day of such calendar month.

"Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation any agreement to give any of the foregoing any conditional sale or other title retention agreement, and any lease in the nature thereof.

"Loan" or  "Loans"  means the  Revolving  Loans (or a portion  of any  Revolving
Loan), individually or collectively, as appropriate.

"London Interbank Offered Rate" means, with respect to the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1 %) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

"Material Adverse Effect" means a material adverse effect on (a) the operations, financial condition, business or prospects of the Borrower; (b) the ability of the Borrower to perform its respective obligations under this Credit Agreement or any of the other Credit Documents; or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

"Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

"Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which Borrower or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than Borrower or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

"Net Cash Proceeds" means the gross cash proceeds received from an Equity Issuance net of (a) transaction costs payable to third parties and (b) a good faith estimate of the taxes payable with respect to such proceeds.

"Net Income" means, for any period, the net income after taxes for such period of the Borrower on a consolidated basis, as determined in accordance with GAAP.

"Non-Excluded Taxes" has the meaning set forth in Section 3.13.

"Note" or "Notes" means the Revolving Loan Notes, individually or collectively, as appropriate.

"Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

"PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

"Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

"Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which Borrower or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

"Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Richmond, Virginia (or such other principal office of the Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

"Projects"  or  "Properties"   means  all  real  property,   together  with  all
improvements thereon, owned by the Borrower and oProjecto or "Property" means any one of them.

"Regulation D, G, U, or X" means Regulation D, G, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

"REIT" means a real estate investment trust as defined in Sections 856-860 of the Code.

"Reportable Event" means a "reportable event" as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

"Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes at least 65% of the Credit Exposure of all Lenders at such time: provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the sum of the principal balance of the outstanding Loans of such Lender.

"Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other or organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

"Revolving Committed Amount" means ONE HUNDRED MILLION DOLLARS
($100,000,000).

"Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on Schedule 1.1 (a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

"Revolving Loan Maturity Date" means March 31, 1998.

"Revolving  Loans" means the  Revolving  Loans made to the Borrower  pursuant to
Section 2.1.

"Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1 (g).

"Securities Act" means the Securities Act of 1933, as amended, modified, succeeded or replaced from time to time, and the rules and regulations promulgated thereunder.

"Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

"Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
(b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

"Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of Borrower or any ERISA Affiliate from a Multiple

Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041 A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan.

"Unused Commitment" means, for any period, the amount by which (a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans.

"Unused Fee Percentage" means one quarter of one percent (.25%) per annum.

1.2 Computation of Time Periods and Other Definitional Provisions. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.


1.3 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining a compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 (or, prior to the delivery of the first financial statements pursuant to Section 6.1, consistent with the financial statements described in Section 4.1(c)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

SECTION 2

CREDIT FACILITY

2.1      Revolving Loans.

(a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" or "Loan" and collectively the "Revolving Loans" or "Loans") to the Borrower, in Dollars, at any time and from time to time as requested by Borrower in accordance with Section 2.1 (b), during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein): provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding shall not exceed the Revolving Committed Amount and
(ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans shall not exceed such Lender's Revolving Loan
Commitment Percentage of the Revolving Committed Amount. Subject to the provisions of Section 4, the amount of each advance shall be subject to the review and approval by Agent of such requisition. All advances are to be made at the principal office of Agent or at such other place as Agent may designate. Subject to the terms of this Credit Agreement the Borrower may borrow, repay and reborrow Revolving Loans.

(b) Method of Borrowing for Revolving Loans. By no later than 10:00 a.m. three Business Days prior to the requested borrowing of Revolving Loans, the Borrower shall submit a written Notice of Borrowing in the form of Exhibit 2.1 (b) to the Agent (which notice may be by telecopy with the original to follow) setting forth (A) the amount requested, (B) the portion of the purchase price of a Project (not to exceed 100%) of such purchase price for which such Revolving Loans will be used, (C) a basic "underwriting" package for each such Project which at a minimum shall include property description, title reports, operating statements, anticipated capital expenditure budgets and such other items required by Agent as set forth in Sections 4.2(f) hereof and (D) certification that the Borrower has complied in all respects with Section 4.2.

(c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Agent by 11:00 a.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Agent at its office in Richmond, Virginia or at such other address as the Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Revolving Loans are made available to the Agent.

No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Agent its portion of the Revolving Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender.

(d) Minimum Amounts. Each request for a borrowing, conversion or continuation shall be subject to the requirements that each Loan shall be in a minimum amount of the lesser of $500,000 (and integral multiples of $25,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount.

(e) Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount in substantially the form of Exhibit 2.1(e).


SECTION 3

GENERAL PROVISIONS APPLICABLE TO LOANS

3.1 Interest.


(a) Interest Rate. All Revolving Loans shall accrue interest at the Adjusted Eurodollar Rate except as provided in Sections 3.10 and 3.11.

(b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to four percent (4%) plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans shall be the Prime Rate plus four percent (4%) per annum).

(c) Late Charges. In the event any payment of interest or principal is delinquent more than seven (7) days, the Borrower will pay to the Agent for the benefit of the Lenders a late charge of five percent (5%) of the amount of the overdue payment. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrower a right to cure a Default or Event of Default. Imposition of such late charges is not contingent upon giving of any notice or the lapse of any cure period provided for in the Credit Agreement.

(d) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest

Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

3.2 Place and Manner of Payments. All payments of principal, interest, fees, expenses and other amounts to be made by Borrower under this Agreement shall be received not later than 12:00 noon on the date when due, in Dollars and in immediately available funds, by the Agent at its offices in Richmond, Virginia. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Agent the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Agent may deem appropriate). The Agent will distribute such payments to the Lenders on the date received if any such payment is received prior to 12:00 p.m. otherwise the Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), provided that, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. If the Agent fails to timely forward payment to a Lender it shall pay such Lender interest at the Federal Funds Rate until such payment is made.

3.3      Prepayments.


(a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty, provided, however, that Loans may only be prepaid on two Business Days' prior written notice to the Agent and any prepayment of Loans will be subject to Section 3.14.

(b) Mandatory Prepayments. If at any time the sum of the aggregate amount of Revolving Loans outstanding exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Agent in the manner and in an amount necessary to be in compliance with Section 2.1.

(c)  Application  of  Prepayments.  All amounts  required to be paid pursuant to
Section 3.3(b) shall be applied first to late charges outstanding, second to any fees due hereunder, third to interest outstanding and finally to the principal outstanding under the Revolving Loans as determined by the Agent. All prepayments hereunder shall be subject to Section 3.14.

3.4      Fees.

(a) Unused Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Agent quarterly, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Percentage of the Revolving Committed Amount), a fee equal to the Unused Fee Percentage on the Unused Commitment (the "Unused Fees"). The Unused Fees shall commence to accrue on April 1, 1997, shall be calculated as of the last day of each March, June, September and December and shall be due and payable in arrears on each April 15, July 15, October 15 and January 15 (as well as on the Revolving Loan Maturity Date for the immediately preceding calendar quarter (or portion thereof), beginning July 15, 1997.

(b) Commitment Fee. In addition to the Unused Fees payable pursuant to subsection (1) above, the Borrower shall pay to the Agent on the Closing Date, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Percentage of the Revolving Committed Amount), a fee equal to Two Hundred Fifty Thousand Dollars ($250,000) (the "Commitment Fee").

(c) Administrative Fees. Each of the Lenders (other than First Union National Bank of Virginia) agree to pay to the Agent quarterly, for its own account, without sharing by the other Lenders, an administrative fee (the oAdministrative
Feeo) equal to its pro rata share of one eighth of one percent (.125%) of the Unused Committed Amount. Such fee shall be paid by the Lenders other than First Union National Bank of Virginia pro rata based on each Lender's Revolving Loan Percentage of the Revolving Committed Amount. For example, if the Unused Committed Amount for a calendar quarter is $10,000,000 and a Lenders Revolving Loan Percentage of the Revolving Committed Amount is 15%, then the Administrative Fee payable by such Lender for such calendar quarter would be $1,875 (i.e. $10,000,000 x .00125 x .15 = $1,875). Such fee shall commence to accrue on April 1, 1997, shall be calculated as of the last day of each March, June, September and December and shall be due and payable in arrears on each April 15, July 15, October 15 and January 15 (as well as on the Revolving Loan Maturity Date for the immediately preceding calendar quarter (or portion thereof), beginning July 15, 1997.


This Section shall not in any way obligate any of the Lenders to pay any fees except from such Lender's prorata share of the Unused Fees collected by such Lender.

3.5 Payment in Full at Maturity. On the Revolving Loan Maturity Date, the entire outstanding principal balance of all Revolving Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 8.

3.6 Computations of Interest and Fees.

(a) All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

(b) It is the intent of the Lenders and the Borrower to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

3.7 Pro Rata Treatment. Except to the extent otherwise provided herein each Revolving Loan borrowing each payment or prepayment of principal and/or interest of any Loan, each payment of fees (other than the Administrative Fees retained by the Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the

Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Prime Rate plus two percent (2%) per annum.

3.8 Sharing of Payments. The Lenders agree among themselves that except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or Agent shall fail to remit to Agent or any other Lender an amount payable by such Lender to such other Lender or Agent pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section
3.8 to share in the benefits of any recovery on such secured claim.

3.9 Capital Adequacy. If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets specifically as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance, then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction effective from the effective date of such adoption, effectiveness, change or compliance. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

3.10 Inability To Determine Eurodollar Rate. If prior to the first day of any Interest Period, the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Loans requested to be made on the first day of such Interest Period shall be made at the Prime Rate (the "Base Rate") and (b) any outstanding Loans shall be converted, on the first day of such Interest Period, to the Base Rate.

3.11 Illegality to Make Eurodollar Loans. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Loans based on the Adjusted Eurodollar Rate as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist),
(b) the commitment of such Lender hereunder to continue to make Loans based on the Adjusted Eurodollar Rate shall forthwith be canceled and until such time as it shall no longer be unlawful for such Lender to make or maintain Loans based on the Adjusted Eurodollar Rate, such Lender shall then have a commitment only to make a Loan at the Base Rate when a Loan is requested and (c) such LenderAEs Loans then outstanding, if any, shall be converted automatically to a Loan at the Base Rate on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

3.12 Changes in Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to a Lender, or compliance by any Lender with an request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

(a) shall subject such Lender to any tax of any kind whatsoever or change the basis of taxation of payments to such Lender with respect to the Loans [except for Non-Excluded Taxes covered by Section 3.13 and changes in taxes measured by or imposed upon the overall net income or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof];

(b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, continuing or maintaining the Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable effective from the effective date of such adoption of or change in Requirement of Law or interpretation or application thereof. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower through the Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing, in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error.

3.13     Taxes.


(a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") under applicable law or regulation of a Governmental Authority are required to be withheld from any amounts payable to Agent or any Lender hereunder or under any Notes the Borrower may withhold such amounts, provided, however, (A) the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested the Borrower shall send to Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and any Lender for any incremental taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

(b) Each Lender (by way of permitted assignment or otherwise) that is not incorporated under the laws of the United States of America or a state thereof shall:

(i)(A) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service From W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

         (B) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

         (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

             (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code,
(B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from so advising the Borrower and the Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to
Section 10.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

3.14 Indemnity as to Eurodollar Loans. The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of any Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and
(c) the making of a prepayment of Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrower, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.


SECTION 4

CONDITIONS PRECEDENT

4.1 Closing Conditions. The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

(a) Executed Credit Documents.  Receipt by the Agent of duly executed copies of:
(1) this Credit Agreement; (ii) the Notes; and (iii) all other Credit Documents, each in form and substance reasonably acceptable to the Agent in their sole discretion.

(b) Corporate Documents. Receipt by the Agent of the following:

(i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of Borrower to be true and correct as of the Effective Date.

(ii) Bylaws. A copy of the bylaws of the Borrower certified by a secretary or assistant secretary of Borrower to be true and correct as of the Effective Date.

(iii) Resolutions. Copies of resolutions of the Board of Directors of Borrower approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of Borrower to be true and correct and in force and effect as of the Effective Date.

(iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to Borrower certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(v) Incumbency. An incumbency certificate of Borrower certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

(c) Financial Statements. Receipt by the Agent and the Lenders of the audited consolidated financial statements of the Borrower, dated as of December 31, 1995, and the unaudited consolidated financial statements of the Borrower dated as of September 30, 1996.

(d) Opinion of Counsel. Receipt by the Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, and enforceability), reasonably satisfactory to the Agent, addressed to the Agent on behalf of the Lenders and dated as of the Effective Date, from legal counsel to the Borrower.

(e) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Borrower evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as sole loss payee on behalf of the Lenders.

(f) Material Adverse Effect. There shall not have occurred a change since December 31, 1995 that has had or could reasonably be expected to have a Material Adverse Effect.

(g) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against Borrower that would have or would reasonably be expected to have a Material Adverse Effect.

(h) Officer's Certificates. The Agent shall have received a certificate or certificates executed by the chief financial officer of the Borrower as of the Effective Date stating that (i) the Borrower is in compliance with all existing material financial obligations, (ii) no action, suit, investigation or proceeding is pending or, to the best of such officer's knowledge, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect Borrower or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect, (iii) the financial statements and information delivered pursuant to Section 4.1(c) are true and accurate in all material respects and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) Borrower is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and
(D) the Borrower is in compliance with each of the financial covenants set forth in Section 6.2 with evidence to support such compliance in a manner satisfactory to the Agent.

(i) Fees and Expenses. Payment by the Borrower of all fees and expenses owed by them to the Lenders and the Agent.

(j) Project Information. With respect to each Project the acquisition of which is to be financed by the Loan, Agent shall have received and approved, in form and substance, and in its discretion, executed copies of the purchase contract, operating statements and anticipated capital expenditure budgets, and such other information about each Project that Agent may reasonably request from Borrower.

(k) Existing Indebtedness. Evidence of payment in full (which may be paid with proceeds of the Loan) and termination of (i) that certain Loan Agreement, dated as of March 1, 1995, among the Borrower and First Union National Bank of Virginia, as amended (the "Existing Loan Agreement") and (ii) that certain Promissory Note dated January 1, 1997 executed by the Borrower in favor of First Union National Bank of Virginia in the face amount of $85,000,000 (the "Existing Note") and all documents and instruments executed and/or delivered in connection with the Existing Loan Agreement and the Existing Note.

(l) Other. Receipt by the Agent or Lenders of such other documents, instruments, agreements or information as reasonable and timely requested by Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrower.

4.2 Conditions to All Loans. In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans unless:

(a) Notice. The Borrower shall have delivered a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1;

(b) Representations and Warranties. The representations and warranties made by the Borrower in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

(c) No Default. No Default or Event of Default shall exist or be continuing;

(d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect;

(e) Availability. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof) the Loans outstanding shall not exceed the Revolving Commitment Amount; and

(f) Project Information. With respect to each Project the acquisition of which is to be financed by the Loan, Agent shall have received and approved, in form and substance, and in its discretion, true, accurate and complete copies of the purchase contract, operating statements and anticipated capital expenditure budgets, and such other information about each Project that Lender may reasonably request from Borrower.

The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), (e) and (f) above.



SECTION 5

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents to the Agent and each Lender that:


5.1 Financial Condition. The financial statements delivered to the Lenders pursuant to Section 4.1 (c) and Section 6.1 (a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated financial condition, results of operations and cash flows of the Borrower as of such date and for such periods of such financial statements. Since September 30, 1996, there has been no sale, transfer or other disposition by Borrower of any material part of the business or property of Borrower and no purchase or other acquisition by Borrower of any business or property (including any capital stock of any other Person) material in relation to the financial condition of Borrower in each case, which, is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 6.1 or in the notes thereto or (ii) otherwise communicated to the Agent.

5.2 Organization and Good Standing. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Borrower (a) is duly qualified and in good standing and authorized to do business in every other jurisdiction where ownership of its properties or the conduct of its business requires it to be so and (b) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

5.3 Due Authorization. Borrower (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for, and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform its obligations under this Credit Agreement and the other Credit Documents to which it is a party.

5.4 No Conflicts. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by Borrower will (a) violate or conflict with any provision of, as applicable, its articles or certificate of incorporation or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation
X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties.

5.5 Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of Borrower is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Borrower.

5.6 Enforceable Obligations. This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

5.7 No Default.  Borrower is not in default in any respect  under any  contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists.

5.8 Ownership. Borrower is the owner of, and has good and marketable title to, all of its respective assets.

5.9 Indebtedness. Borrower has no Indebtedness except ordinary trade debt disclosed in the financial statements referenced in Section 6.1 and debt under the Cash Management Note and the Existing First Union Letter of Credit.

5.10 Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of Borrower, threatened against Borrower which could have or might be reasonably expected to have a Material Adverse Effect.

5.11 Taxes. Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being, contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Borrower is not aware of any proposed tax assessments against it.

5.12 Compliance with Law. Borrower is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.

5.13 ERISA. Except as would not result or be reasonably expected to result in a Material Adverse Effect:

(a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan, (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

(c) Neither Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Borrower, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

(d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

(e) The present value  (determined  using actuarial and other  assumptions which are
reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.


(f) Each Plan which is a welfare plan (as defined in Section 3(l) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

5.14 Subsidiaries. Set forth on Schedule 5.14 is a complete list of all Subsidiaries of the Borrower and the type and amount of ownership of each.

5.15 Use of Proceeds, Margin Stock. The proceeds of the Loans hereunder will be used solely for repayment of the Existing Indebtedness and the acquisition of Projects by the Borrower as approved by Agent. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X, Regulation G or Regulation T. The Borrower does not own any "margin stock".

5.16 Government Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, Borrower is not (a) an investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (b) a "holding company" or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation 0 issued by the Board of Governors of the Federal Reserve System.

5.17     Environmental Matters.

(a) Except as would not cause or be reasonably expected to cause a Material Adverse Effect:

(i) Each of the Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by Borrower (the oBusinesses"), and there are no conditions relating to the Businesses or Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

(ii) Borrower has not received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does Borrower have knowledge that any such notice is being threatened.


(iii) Hazardous Materials have not been transported or disposed at or from any of the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by, or on behalf, of Borrower, the Properties or the Businesses in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

(iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, the Properties or the Businesses.

(v) There has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of Borrower in connection with the Properties or otherwise in connection with the Businesses, except releases in compliance with any Environmental Laws.

(vi) None of the Properties contains, or has previously contained, any Hazardous Materials at, on or under the Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(vii)  No  Borrower   has  assumed  any   liability  of  any  Person  under  any
Environmental Law.

(b) Borrower has adopted procedures that are designed to (i) ensure that Borrower, all of its operations and each of the Properties remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that Borrower, any of its operations and each of the Properties may have under applicable Environmental Laws.

5.18 Intellectual Property. Borrower owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for Borrower to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect.

5.19  Solvency.   Borrower  is  and,  after  consummation  of  the  transactions contemplated by this Credit Agreement, will be Solvent.

5.20 Disclosure. Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.


5.21 Licenses, etc. The Borrower has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its Businesses as presently conducted, except where the failure to obtain same would not have a Material Adverse Effect.

5.22 No Burdensome Restrictions. Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.


SECTION 6

AFFIRMATIVE COVENANTS

Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest and fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

6.1 Information Covenants. The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

(a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, (i) a consolidated balance sheet and income statement of the Borrower, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner, (ii) a detailed schedule for the Properties to include, without limitation, project names and locations, leasing status, net operating income, Adjusted NOI as to the Properties, the source of cash necessary to cover any operating deficit, the amount of and beneficiary of any cash distributions, and the amount of cash invested in or received from the Properties and (iii) a projected income statement (including projected Capital Expenditures) for the next fiscal year (twelve month period) for each Property.

(b)  Quarterly  Financial  Statements.  As soon as  available,  and in any event within 45 days after the close of each fiscal quarter of the Borrower, (i) a consolidated balance sheet and income statement of the Borrower, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Authorized Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and have been prepared in accordance with GAAP, subject to chances resulting from normal year-end audit adjustments, (ii) a schedule of the Properties summarizing total revenues, expenses, net operating income, Adjusted NOI, and occupancy rates as of the last day of the applicable quarter, (iii) a listing of all Properties under development showing the total capital obligation of the Borrower and funds expended to date, (iv) a summary of purchases by the Borrower for the prior quarter and (v) an accounting of all Revolving Loans.

(c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.1 (b) above, a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit 6.1(c) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

(d) Compliance With Certain Provisions of the Credit Agreement. Within 120 days after the end of each fiscal year of the Borrower, a certificate of an Authorized Officer of the Borrower containing information regarding the amount of any Equity Issuances that were made during the prior fiscal year.

(e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 6.l (a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

(f) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to the Borrower in connection with any annual, interim or special audit of the books of Borrower.

(g) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission (including, without limitation, 10-K and 10-Q reports), or any successor agency, and copies of all financial statements, proxy statements, notices and reports as Borrower shall send to its shareholders generally and (b) upon the written request of Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

(h) Notices. Upon Borrower obtaining knowledge thereof, Borrower will give written notice to the Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to
Borrower: (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against Borrower which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or (ii) the institution of any proceedings against Borrower with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

(i) ERISA. Upon the Borrower or any ERISA Affiliate obtaining knowledge thereof, Borrower will give written notice to the Agent and each of the Lenders promptly (and in any event within five Business Days) of: (1) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against Borrower or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Authorized Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower shall furnish the Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

(j)  Environmental.

(i) Subsequent to a notice from any Governmental Authority that would reasponably cause concern or during the existence of an Event of Default, and upon the written request of Agent, the Borrower will furnish or cause to be furnished to the Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, including where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Hazardous Materials on any property owned, or leased or operated by Borrower and as to the compliance by the Borrower with Environmental Laws. If the Borrower fails to delivery such an environmental report within sixty (60) days after receipt of such written request then the Agent may arrange for same, and the Borrower hereby grants to the Agent and their representatives access to the Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling).

(ii) Borrower will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any real property owned or leased by Borrower to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

(k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower as Agent may reasonably request, including, but not limited to, rent rolls for each Property.

6.2 Financial Covenants. At the end of each fiscal quarter of the Borrower, the ratio of EBITDA for the prior 12 months to Indebtedness shall be greater than or equal to .18 to 1.0.

6.3 Preservation of Existence, Franchises and REIT Status. The Borrower will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority. Borrower will maintain its status as a REIT.

6.4 Books and Records. The Borrower will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

6.5 Compliance with Law. Borrower will comply with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities having jurisdiction over the Borrower, its Business and/or the Projects. Without limiting the foregoing, it will operate all Projects in compliance with all applicable zoning ordinances, regulations and restrictive covenants.

6.6 Insurance. Borrower will provide casualty insurance for each Project to be financed with the Loans, the form, amount, and issuing company of which are to be satisfactory to Agent. Borrower will provide adequate public liability insurance for each Project to be financed with the Loans the form, amounts and terms thereof are to be satisfactory to Agent.

6.7 Surveys. Borrower will obtain for each Project to be financed with the Loans a current survey prepared by a certified land surveyor showing location of actual improvements as of the date of acquisition of the Project, containing only those matters acceptable to the Agent and containing a certification that the Project to be financed with the Loans is not located in a flood hazard area.

6.8 Title Insurance. Borrower will obtain for all Projects financed with the Loans paid title insurance policies in accordance with the applicable title insurance commitment approved by the Agent in connection with the requisition of the Loan.

6.9 Audits/Inspections. Upon reasonable notice and during normal business hours and in a manner that will not unreasonably interfere with its business operations, Borrower will permit representatives appointed by Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect Borrower's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders, including, without limitation, to discuss all such matters with the officers, employees and representatives of the Borrower.

6.10 Capital Expenditures. Upon the request of the Agent, the Borrower shall provide an annual capital expenditure budget of the Borrower which shall be acceptable to the Agent in its reasonable discretion.

6.11 Principal Office. Borrower will maintain its principal office in Richmond, Virginia.

6.12 Management. Each of Glade M. Knight and S. J. Olander shall remain active in the management of the Borrower; provided that upon the death or disability of any of the above-referenced individuals, the Borrower shall have six months to provide the Agent with substitute personnel as replacement; such substitute personnel to be acceptable to the Agent in its sole reasonable discretion.

6.13 Additional Borrower. At the time any Person becomes a Subsidiary of Borrower with the approval of the Agent as provided above, Borrower shall cause such Person to execute and deliver a joinder agreement in form and substance approved by Agent pursuant to which such Subsidiary shall agree to be bound by the provisions of this Credit Agreement and guarantee the obligations of the Borrower hereunder.

6.14 Equity Issuance. All Net Cash Proceeds received from an Equity Issuance by Borrower shall be promptly reported to the Agent and the amount of such Net Cash Proceeds shall be verified to the satisfaction of the Agent.

6.15 Upstream of Dividends. Borrower shall cause all dividends payable to Borrower by any Subsidiary to be transferred to Borrower as promptly as possible.

6.16 Use of Loan Proceeds. Borrower will receive all advances of the Loans as a trust fund to be applied solely for the purpose of repaying the Existing Indebtedness and paying the costs of acquisition of a Project, but nothing herein shall impose upon Agent or any Lender any obligation to see to the proper application of such advances by Borrower.

SECTION 7

NEGATIVE COVENANTS


Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

7.1 Indebtedness. Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

         (b) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business including, to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

         (c) Indebtedness arising under a promissory note of the Borrower in the principal amount not to exceed $7,500,000 payable to the order of First Union National Bank of Virginia related to the Borrower's cash management system with First Union National Bank of Virginia (the "Cash Management Note").

         (d) Indebtedness arising in connection with the issuance of a $5,500,000 letter of credit by First Union National Bank of Virginia to Lexington Tower Associates for the account of Borrower (the "Existing First Union Letter of Credit").

7.2 Nature of Business. Borrower will not alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date.

7.3 Consolidation, Merger, Liquidation. Borrower will not enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or sell or agree to sell all or substantially all its assets unless approved by the Required Lenders in their sole discretion.

7.4 Restrictions on Loans. Borrower will not make any loans or engage in any lending activity.

7.5 Dividends. Other than as set forth below, Borrower will not, directly or indirectly, declare or pay any dividends or make any other distribution upon any shares of its capital stock of any class or make any distributions to stockholders; provided that (i) the Borrower may make distributions, in the aggregate, in an amount not to exceed in any calendar year one hundred percent (100%) of Cash Available for Distribution; (ii) Borrower may pay such dividends as are necessary to retain its status as a REIT and (iii) Subsidiaries of the Borrower may make distributions to the Borrower.

7.6 Transactions with Affiliates. Borrower will not enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

7.7 Fiscal Year, Organizational Documents. Borrower will not (a) change its fiscal year or (b) change its articles of incorporation or by-laws.

7.8 Negative Pledges. Borrower will not enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation.

7.9 Subsidiaries. Notwithstanding any other provision of this Agreement, the Borrower shall not create or acquire beneficial interests in any Subsidiary other than Apple Realty Management, Inc. and Apple Realty Advisors, Inc. and shall prohibit any Subsidiary from (a) forming or acquiring any new Subsidiary,
(b) incurring any new Indebtedness other than Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business, (c) purchasing or acquiring any new assets or (d) incurring any change in its ownership.

7.10 Investments. Borrower will not make (a) any deposit with or advance, loan or other extension of credit to any Subsidiary or (b) any capital contribution to or investment in any Subsidiary, including, without limitation, any guaranty on behalf of, or for the benefit of, a Subsidiary.

7.11 Liens. Borrower will not shall allow or permit any lien, encumbrance, assignment, security interest, preference or priority of any kind, including, without limitation, any agreement to give any of the foregoing, on its ownership interest in a Subsidiary.


SECTION 8

EVENTS OF DEFAULT

8.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

         (a) Payment. Borrower shall default in the payment within five (5) days of when due of (i) any principal of any of the Loans or (ii) any interest on the Loans or (iii) any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

         (b) Representations. Any representation, warranty or statement made or deemed to be made by Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

         (c) Covenants. Borrower shall:

(i) default in the due performance or observance of any term, covenant or agreement contained in Section 6.3, Section 6.16 or Section 7; or

(ii) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.1 or 6.2 and such default shall continue unremedied for a period of ten (10) days after the earlier of an Authorized Officer becoming aware of such default or notice thereof given by Agent; or

(iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 8.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer becoming aware of such default or notice thereof given by Agent.

         (d) Other Credit Documents. (i) Borrower shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer becoming aware of such default or notice thereof given by the

Agent, or (ii) any Credit Document shall fail to be in full force and effect or Borrower shall so assert or any Credit Document shall fail to give the Agent and/or the Lenders the rights, powers and privileges purported to be created thereby.

         (e) Bankruptcy, etc. If (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Borrower or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against Borrower and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Borrower or any substantial part of its property or make any general assignment for the benefit of creditors, or (iv) Borrower shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by Borrower in furtherance of any of the aforesaid purposes.

         (f) Defaults Under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of Borrower
(i) Borrower shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or
(B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (iii) any such Indebtedness shall mature and remain unpaid.

         (g) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Borrower involving a liability of $100,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceedings commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment order or decree becomes final and unappealable or (B) 60 days.

         (h) ERISA. The occurrence of any of the following events or conditions:
(A)






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



any "accumulated funding deficiency, " as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan,
(B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

8.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Agent shall, upon the request and direction of the Required Lenders, (or if in the reasonable judgment of the Agent there is not sufficient time to obtain the consent of the Required Lenders then on its own) by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for herein:

         (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

         (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, and any and all other indebtedness or obligations of any and every kind owing by Borrower to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against the Borrower and all rights of set-off.

Notwithstanding  the foregoing,  if an Event of Default specified in Section 8.1
(e) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and
other   indebtedness  or  obligations  owing  to  the  Lenders
hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders, which notice or other action is expressly waived by the Borrower.

Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

8.3 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

         FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

         SECOND, to payment of any fees owed to Agent;

         THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

         FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;


         FIFTH, to the payment of the outstanding principal amount of the Loans, pro rata, as set forth below;

         SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

         SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD," "FOURTH," "FIFTH," and "SIXTH" above.







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


SECTION 9

AGENCY PROVISIONS

9.1 Appointment. Each Lender hereby designates and appoints First Union National Bank of Virginia as agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and Borrower shall have no rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, Agent shall act solely as Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Borrower.

9.2 Delegation of Duties. Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Agent to the Lenders or by or on behalf of the Borrower to the Agent or any Lender or be required to ascertain or inquire as to the






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



performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower. The Agent is not trustee for the Lenders and owes no fiduciary duty to the Lenders. The Agent shall administer the facility evidenced by the Credit Documents similar to other credits in which the Agent holds 100% of the credit exposure.

9.4 Reliance on Communications. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrower, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 10.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 10.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

9.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than Section 8.l (a)) unless such Agent has received notice from a Lender or Borrower referring to the Credit Document describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the
business,  assets,  operations,   property,   financial
and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. The Agent shall promptly provide to the Lenders (a) copies of all notices of Defaults or Events of Default it receives regarding the Borrower and (d) such other documents or notices received by the Agent pursuant to this Agreement and requested in writing by a Lender. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify Agent in its capacity as such but not in its capacity as a Lender (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Borrower Obligations) be imposed on, incurred by or asserted against Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (i) resulting from the gross negligence or willful misconduct of Agent, (ii) arising solely from an internal or regulatory matter relating only to the Agent (i.e. a legal lending limit violation by the Agent) or (iii) resulting from and related solely to a dispute between the Agent and one or more Lenders in which it is reasonably determined that the Agent did not prevail, and provided further in any arbitration or litigation involving a dispute between the Agent and one or more Lenders in which it is reasonably determined that one of the parties has prevailed the prevailing party shall be entitled to recover its reasonable attorneysAE fees from the adverse parties. If any indemnity furnished to Agent for any purpose shall, in the reasonable judgment of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Borrower Obligations and all other amounts payable hereunder and under the other Credit Documents.

9.8 Agent and Lenders in Individual Capacity. Agent, Lenders and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of Borrower as though Agent or Lenders were not Agent or Lenders hereunder. With respect to the Loans made and all obligations owing to it, Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not Agent, and the terms "Lender" and "Lenders" shall include Agent in its individual capacity as Lender.

9.9 Successor Agent. Agent may, at any time resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent; provided that if no successor Agent shall have been appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent. In either case, whether selected by the Required Lenders or the retiring Agent, the successor Agent must be either an existing Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and have total assets of at least $10 billion and a long term unsecured debt rating of at least BBB+ with S&P or its equivalent. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.


SECTION 10

MISCELLANEOUS

10.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 10.1 or at such other address as such party may specify by written notice to the other parties hereto.

10.2 Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 8.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of Borrower against obligations and liabilities of such Borrower to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 10.3(c) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

10.3     Benefit of Agreement.

         (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participation in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 10.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 10.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participation in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof. No action permitted by this Section 10.3(a) shall require a fee to be paid to the Agent.

         (b) Assignments. In addition to the assignments permitted in Section 10.3(a), each Lender may, with the prior written consent of the Agent which shall not be unreasonably withheld, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 10.3 to one or more Eligible Assignees, provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments in integral multiples of $1,000,000 above such amount (or the remaining, amount of Commitments held by such Lender), (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned, and (iii) First Union National Bank of VirginiaAEs Revolving Loan Commitment Percentage shall not be reduced below thirty-five percent (35%) as a result of assignments permitted under this Section 10.3(b) without the prior written consent of the other Lenders. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Agent (other than assignments by Agent) of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Agent for its own account, provided that such transfer fee shall not apply to assignments occurring during the initial syndication of the Commitments, as determined by the Agent. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereto).

By executing,  and  delivering an assignment  agreement in accordance  with this
Section 10.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the statements of such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

10.4 No Waiver: Remedies Cumulative. No failure or delay on the part of Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or Borrower and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

10.5 Payment of Expenses; Indemnification. The Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent and the Lenders involved in the initial syndication of the Commitments as determined by the Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein including, without limitation, the reasonable fees and expenses of LeClair Ryan, special counsel to the Agent, and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and (ii) the Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of Borrower; and (b) indemnify each Agent and each Lender, its officers, directors, employees, representatives and Agent from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

10.6 Amendments, Waivers and Consents. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing, and signed by the Required Lenders and the Borrower; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

(a) extend the final maturity of any Loan or any portion thereof or postpone any other date fixed for any payment of principal;

(b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

(c) reduce or waive the principal amount of any Loan;

(d) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

(e) release the Borrower or any Guarantor from its obligations under the Credit Documents;

(f) amend, modify or waive any provision of this Section 10.6 or Section 3.4(a), 3.4(b), 3.4(c), 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 8.1, 8.2, 10.2,
10.3, 10.5 or 10.10;

(g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;

(h) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents; or

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

10.7 Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

10.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

10.9 Defaulting Lender. Each Lender understands and agrees that if such Lender is a defaulting, Lender then notwithstanding the provisions of Section 10.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

10.10. Survival of Indemnification and Representation and Warranties. All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans and other obligations and the termination of the Commitments hereunder.

10.11 Governing Law.

THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

10.12 Arbitration. Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

         (a) Special Rules. The arbitration shall be conducted in the city of the Borrower's domicile at time of this Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety
(90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

         (b) Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Lenders of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (ii) limit the right of the Lenders (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Lenders may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At the Lenders' option, any foreclosure available under the Credit Documents may be accomplished by the exercise of a power of sale or a judicial sale under the Credit Documents or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

10.13 Time. All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

10.14 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

10.15 Entirety. This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.








                  [remainder of page intentionally left blank]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written


BORROWER:.


                     CORNERSTONE REALTY INCOME TRUST, INC.,
                     a Virginia corporation


                     By:  /s/ Glade M. Knight
                          ---------------------------------
                     Title:
ATTEST:

By:     /s/ Stanley J. Olander, Jr.
        ---------------------------
Title:  Secretary

[CORPORATE SEAL]

LENDERS:

FIRST UNION NATIONAL BANK OF VIRGINIA,
individually in its capacity as Agent and in its capacity as Lender

By:     /s/ Chris B. Troutman
        ---------------------
Title:  Vice President

AMSOUTH BANK OF ALABAMA

By:      /s/ Arthur J. Sharbell, III
         ---------------------------
Title:   Vice President

SIGNET BANK

By:      /s/ John A. Schissel
         --------------------
Title:   Vice President

SCHEDULE 1.1 (a)


COMMITMENT PERCENTAGES


                                     Revolving                      Revolving
                                     Commitment                     Commitment
Lender                               Amount                         Percentage

First Union National
Bank of Virginia                     $50,000,000                    50%


AmSouth Bank of Alabama              $35,000,000                    35%


Signet Bank                          $15,000,000                    15%

                                                                  Exhibit 2.1(b)
                                                                        to
                                                                Credit Agreement


                            FORM OF NOTICE BORROWING
                            ------------------------

TO:       FIRST UNION NATIONAL BANK OF VIRGINIA, as Agent
          901 EAST CARY STREET
          RICHMOND, VIRGINIA 23219

RE:       Credit Agreement dated as of _________ ____
          1997 among Cornerstone Realty Income Trust, Inc. (the "Borrower"), First Union National Bank of Virginia, as Agent, and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:      ____________,199__

1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.


2. Please be advised that the Borrower is requesting Revolving Loans in the amount of $_______ to be funded on _______, 199__. Subsequent to the funding of the requested Revolving Loans, the aggregate amount of outstanding Revolving Loans will be $_____, which is less than or equal to the Revolving Committed Amount.

3.       The   proceeds   from   the   Revolving   Loans   shall   be  used  for
         _____________________________________________which   is  in  compliance
         with Section 6.16 of the Credit Agreement.

4. Enclosed is the documentation required under Section 4.2(b) of the Credit Agreement which the undersigned represents to be accurate and complete.

5. The representations and warranties made by the Borrower in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

6. As of the date hereof, all of the conditions of Section 4.2 of the Credit Agreement have been compiled with and no Default or Event of Default has occurred and is continuing, or would be caused b this Notice of Borrowing.

7.       No Material Adverse Effect has occurred since the Closing
         Date.


                                    CORNERSTONE REALTY INCOME TRUST, INC.


                                    By:
                                        ----------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                                                Exhibit 2. 1 (e)
                                                                        to
                                                                Credit Agreement



                                     FORM OF
                                 REVOLVING NOTE
                                 --------------

$__________                                                 __________ __, 1997

         FOR VALUE Received Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "Borrower"), hereby promises to pay to the order of (the "Lender"), at the office of First Union National Bank of Virginia (the "Agent") as set forth in that certain Credit Agreement dated as of 1997 between the Borrower, the Lenders named therein (including the Lender) and Agent (as modified and supplemented and in effect from time to time, the "Credit Agreement"); the principal sum of $______ (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

        The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

         The date, amount, interest rate and duration of Interest Period of each Revolving Loan made by the Lander to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under this Revolving Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information.

        THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

        IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.

                                     CORNERSTONE REALTY INCOME TRUST, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                                                 Exhibit 6.1(c)
                                                                      to
                                                                Credit Agreement


                          FORM OF OFFICER'S CERTIFICATE
                          -----------------------------


         For the fiscal quarter ended ________________,  19___.

         I, ____________, chief financial officer of Cornerstone Realty Income Trust, Inc. (the "Borrower") hereby certify on behalf of the Borrower that, with respect to that certain Credit Agreement dated as of , 1997 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the capitalized terms herein shall have the meanings set forth in the Credit Agreement) among the Borrower, the Lenders party thereto and First Union National Bank of Virginia, as Agent:

         a. Attached hereto as Schedule I are calculations demonstrating compliance by the Credit Parties with the financial covenants contained in
Section 6.2 of the Credit Agreement as of the end of the fiscal period referred to above.

         b. No Default or Event of Default has occurred under the Credit Agreement.1

         c. The quarterly financial statements which accompany this certificate fairly present in all material respects the financial condition of the Borrower, on a consolidated basis, and have been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit.

         This _________day of ____________,19__.



                                           CORNERSTONE REALTY INCOME TRUST, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title: Chief Financial Officer



----------
1 If a Default or Event of Default shall have occurred an explanation of such Default or Event of Default shall be provided on a separate page together with an explanation of the action taken or proposed to be taken by the Credit Parties with respect thereto.

                                                                  Exhibit 10.1
                                                                       to
                                                                Credit Agreement


                               NOTICE INFORMATION
                               ------------------



FIRST UNION NATIONAL BANK OF VIRGINIA
-------------------------------------

         Chris B. Troutman
         Vice President
         First Union National of Virginia
         901 East Cary Street
         Richmond, Virginia 23219

         (804)788-9656 Phone
         (804)697-5439 Fax

WITH COPIES TO:
--------------

         Steven D. Delaney
         LeClair Ryan
         707 East Main Street
         11th Floor
         Richmond, Virginia 23219


         (804)782-2003 Phone
         (804)782-2294 Fax


SIGNET BANK
-----------

         John A. Schissel
         Vice President
         Signet Bank
         7799 Leesburg Pike
         Falls Church, Virginia 22043

         (703)714-5145 Phone
         (703)506-0284 Fax

AMSOUTH BANK OF ALABAMA
-----------------------

         Arthur J. Sharbell, III
         Vice President
         AmSouth Bank
         Commercial Real Estate
         1900 Fifth Avenue, North
         9th Floor
         Birmingham, AL 35203

         (205)581-7647 Phone
         (205)326-4075 Fax


CORNERSTONE REALTY INCOME TRUST, INC.
-------------------------------------

         S. Jay Olander
         Cornerstone Realty Group, Inc.
         306 East Main Street
         Richmond, Virginia 23219

         (804)643-1761 Phone
         (804)782-9302 Fax

WITH COPIES TO:
---------------

         Russell T. Aaronson, III, Esq.
         McGuire, Woods, Battle & Boothe
         901 East Cary Street
         Richmond, Virginia 23. 19

         (804)775-4342 Phone
         (804)775-1061 Fax

                                                                   Exhibit 10.3
                                                                       to
                                                                Credit Agreement


                                     FORM OF
                              ASSIGNMENT AGREEMENT
                              --------------------


         Reference is made to that certain Credit Agreement dated as of ________________, 1997 (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement") among Cornerstone Realty Income Trust, Inc., the Lenders identified therein, and First Union National Bank of Virginia, as Agent. All capitalized terms used therein and not otherwise defined shall have the meanings set forth in the Agreement.

         1. The Assignor (as defined below) hereby sells and assigns, without recourse, to the Assignee (as defined below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of effective date of the assignment as designated below (the "Effective Date"), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, (a) the interests set forth below in the Revolving Loan Commitment Percentage of the Assignor on the Effective Date, and (b) the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date. The purchase of the Assigned Interest shall be at par and periodic payments made with respect to the Assigned Interest which (i) accrued prior to the Effective Date shall be remitted to the Assignor and (ii) accrue from and after the Effective Date shall be remitted to the Assignee. From and after the Effective Date, the Assignee, if it is not already a Lender under the Credit Agreement, shall become a "Lender" for all purposes of the Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Credit Agreement.

         2. The Assignor represents and warrants to the Assignee that it is the holder of the Assigned Interest, and the Loans, and it has not previously transferred or encumbered such Assigned Interest or Loans.

         3. The Assignee represents and warrants to the Assignor that it is an Eligible Assignee.

         4. This Assignment shall be effective only upon (a) to the extent required, the consent of the Agent under Section 10.3(b) of the Credit Agreement and (b) delivery to the Agent of this Assignment Agreement together with the transfer fees, if applicable, set forth in Section 10.3(b) of the Credit Agreement.

         5. The Assignor and the Assignee confirm to and agree with each other and the other parties to the Credit Agreement as to the terms set forth in
Section 10.3(b) of the Credit Agreement.

         6. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.


      7. Terms of Assignment

            (a)  Date of Assignment
                                                        ------------------------
            (b)  Legal Name of Assignor
                                                        ------------------------

            (c)  Legal Name of Assignee
                                                        ------------------------

            (d)  Effective Date of Assignment
                                                        ------------------------

            (e)  Revolving Loan Commitment
                 Percentage Assigned
                                                        -----------------------%

            (f)  Total Revolving Loans
                 outstanding as Of Effective Date      $
                                                        ------------------------

            (g)  Principal Amount of Revolving
                 Loans assigned on Effective
                 Date (the amount set forth in (f)
                 multiplied by the percentage set
                 forth in (e))                         $
                                                        ------------------------

            (h)  Revolving Command Amount              $
                                                        ------------------------

            (i)  Principal Amount of Revolving,
                 Committed Amount Assigned on
                 the Effective  Date (the amount set
                 forth in (h) multiplied by the
                 percentage set forth in (e))          $
                                                        ------------------------

The terms Set forth above are hereby to:

__________________________, as Assignor

By:_______________________
Name:_____________________

Title: _________________________

___________________, as Assignee



By:_______________________
Name:_____________________
Title:___________________


                                              CONSENTED TO (if applicable):

                                              FIRST UNION NATIONAL BANK OF
                                              VIRGINIA., as Agent

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________